EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in the Form 8K/A (Amendment No. 1), of our report dated September 8, 2010, of Inmotx, Inc. and Subsidiaries for the year ended December 31, 2009 and to the reference to our Firm under the caption "Experts" in the Form 8K/A

/s/ Henjes, Conner & Williams, P.C.
Certified Public Accountants

Sioux City, Iowa

May 6, 2011